Exhibit 99.1

                                         Date: October 18, 2006
                                         Contact: Mark D. Bradford
                                         President and Chief Executive Officer
                                         Phone: (812) 331-3455 or (800) 319-2664
                                         Fax: (812) 331-3445
                                         Bradford@monroebank.com
                                         www.monroebank.com
FOR IMMEDIATE RELEASE
---------------------

               MONROE BANCORP REPORTS 7.6 PERCENT EARNINGS GROWTH
                          FOR THE THIRD QUARTER OF 2006

BLOOMINGTON, Ind. - October 18, 2006 -- Monroe Bancorp (the "Company"), NASDAQ:
MROE, the independent Bloomington-based holding company for Monroe Bank (the "Bank"), today reported net income of $2,053,000 or $0.31 per basic and diluted common share, for the quarter ended September 30, 2006, compared to $1,908,000 or $0.29 per basic and diluted common share for the same period in 2005. This represents a 7.6 percent increase in net income.

Return on average assets (ROA) and return on average shareholders' equity (ROE) were 1.11 percent and 15.62 percent, respectively, for the quarter ended September 30, 2006, compared to 1.13 percent and 15.24 percent for the same period in 2005.

The Company reported net income of $5,767,000 or $0.87 per basic and diluted common share, for nine months ended September 30, 2006, compared to $5,403,000 or $0.82 per basic and diluted common share for the same period in 2005. This represents a 6.7 percent increase in net income. Return on average assets (ROA) and return on average shareholders' equity (ROE) were 1.06 percent and 14.91 percent, respectively, for the nine months ended September 30, 2006, compared to
1.11 percent and 14.85 percent for the same period in 2005.

"We are pleased by our earnings growth during a period where our loan growth rate has slowed. Even so, we continue to aggressively seek new loan business, pursue our deposit growth strategies, grow our trust assets under management and other sources of non-interest income, and build upon the momentum gained in our Central Indiana expansion," said Mark D. Bradford, President and Chief Executive Officer.

NET INTEREST MARGIN

Loans, including loans held for sale, totaled $555,990,000 on September 30, 2006, an 8.6 percent increase from total loans on September 30, 2005, which were $511,752,000. Total loans have grown at an annualized rate of 7.7 percent during the first nine months of 2006 compared to 10.1 percent during 2005. Year to date loan growth of $30,524,000 was primarily driven by an increase in commercial real estate loans.

Total deposits at September 30, 2006 were $566,107,000 compared to $539,823,000 at September 30, 2005, an increase of 4.9 percent. Deposits, net of brokered CDs of $35,101,000 and $25,080,000 at September 30, 2006 and September 30, 2005,
respectively, grew by 3.2 percent over the last 12 months.

                      Monroe Bancorp Reports Third Quarter Earnings, Page 2 of 6

Net interest income before the provision for loan losses increased 8.9 percent to $16,908,000 for the nine months ended September 30, 2006 compared to $15,532,000 for the same period in 2005. The tax-equivalent net interest margin for the third quarter of 2006 was 3.50 percent, unchanged from the same period in 2005. However, due to the Company's efforts to increase tax-free interest income, the net interest margin (not tax-equivalent) decreased to 3.34 percent for the third quarter of 2006 compared to 3.39 percent during the third quarter of 2005. The tax-equivalent net interest margin decreased to 3.49 percent for the first nine months of 2006 from 3.51 percent for the same period in 2005. The net interest margin decreased to 3.33 percent for the first nine months of 2006 compared to 3.41 percent for the same period in 2005.

NON-INTEREST INCOME

Non-interest income totaled $7,117,000 for the first nine months of 2006 compared to $7,043,000 for the corresponding period of 2005. Declines in gains on the sales of loans and commission income from investment sales was offset by increases in deposit related service charges, trust income, increases to the cash surrender value of bank owned life insurance policies, and interchange fees on debit card transactions.

NON-INTEREST EXPENSE

Total non-interest expense increased $1,277,000 to $14,785,000 for the nine months ended September 30, 2006, as compared to $13,508,000 for the same period in 2005, an increase of 9.5 percent. Most of the increase in operating expense was in salaries and wages, employee benefits and premises and equipment expense. The increases in these areas were associated with staff and facility additions largely related to the Bank's growth initiatives in its Central Indiana and Bloomington markets.

ASSET QUALITY

Non-performing assets and 90-day past due loans totaled 0.38 percent of total assets on September 30, 2006 which matches their level on September 30, 2005.

Net charge-offs for the nine months ended September 30, 2006 were $391,000 compared to $571,000 for the nine months ended September 30, 2005.

OTHER NEWS

Trust fees grew to $1,248,000 for the nine months ended September 30, 2006. This is a 7.8 percent increase over the same time period in 2005. Trust assets under management were $260,848,000 at September 30, 2006, an 11.1 percent increase over the balance of $234,887,000 at September 30, 2005.

On June 16, the Board of Directors announced that it authorized management to repurchase up to $10,000,000 of the Company's common stock to enhance shareholder value. The Company purchased 100,000 shares during the quarter at a total cost of $1,650,000.

Monroe Bank was honored with the 2006 Healthy Business Award at The Greater Bloomington Chamber of Commerce annual general meeting in September. The award recognizes community, government and business leaders for investing in the health of their employees and therefore the health of their community.

                      Monroe Bancorp Reports Third Quarter Earnings, Page 3 of 6

ABOUT MONROE BANCORP

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(R) National Stock Market under the symbol MROE.

See attachment for additional financial information. For further information, contact: Mark D. Bradford, President and Chief Executive Officer, (812) 331-3455.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the Company's consolidated condensed financial statements presented on a GAAP basis, the Company has used non-GAAP measures of reporting the net interest margin on a tax-equivalent basis and reporting the growth in deposits excluding brokered CDs which it believes is appropriate to enhance an overall understanding of the Company's past financial performance and also its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the Company's marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions;
(2) changes in the interest rate environment; (3) prepayment speeds, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; and (7) The Company's business development efforts in new markets in and around Hendricks and Hamilton Counties. Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

                                       ###

                      Monroe Bancorp Reports Third Quarter Earnings, Page 4 of 6

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                      QUARTERS ENDED                              YEARS ENDED
                                                 ---------------------------------------------------------   ---------------------
               BALANCE SHEET *                   SEPT 2006   JUN 2006    MAR 2006    DEC 2005    SEPT 2005   DEC 2005    DEC 2004
----------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Cash and Interest-earning deposits               $  16,902   $  29,320   $  18,227   $  29,500   $  24,778   $  29,500   $  21,396
Federal Funds Sold                                     282      21,504         575       7,100           -       7,100           -
Securities                                         119,531     114,352     119,638     119,244     113,672     119,244     109,712
Total Loans                                        555,990     559,281     540,386     525,466     511,752     525,466     477,085
  Loans Held for Sale                                3,485       4,741       1,914       1,308       3,331       1,308       2,740
  Commercial & Industrial                           93,612     101,110      95,974      91,277      88,896      91,277      86,412
  Real Estate:
    Commercial & Residential                       326,978     321,126     318,525     317,472     310,161     317,472     284,303
    Construction & Vacant Land                      88,002      85,969      76,746      68,066      62,125      68,066      61,828
    Home Equity                                     25,303      27,284      27,836      27,479      27,892      27,479      25,390
  Installment Loans                                 18,610      19,051      19,391      19,864      19,347      19,864      16,412
Reserve for Loan Losses                              6,095       5,817       5,675       5,585       5,523       5,585       5,194
Bank Premises and Equipment                         14,918      14,004      14,003      13,039      12,468      13,039      11,575
Federal Home Loan Bank Stock                         2,391       2,545       2,545       2,545       2,545       2,545       2,439
Interest Receivable and Other Assets                25,131      22,267      22,236      21,751      18,876      21,751      16,957
      Total Assets                               $ 729,050   $ 757,456   $ 711,935   $ 713,060   $ 678,568     713,060   $ 633,970

Total Deposits                                   $ 566,107   $ 593,856   $ 566,721   $ 576,181   $ 539,823   $ 576,181   $ 483,534
  Noninterest Checking                              75,800      85,530      81,495      85,198      92,258      85,198      71,142
  Interest Bearing Checking & NOW                  124,553     130,030     112,793     109,359     113,257     109,359     102,495
  Regular Savings                                   19,258      19,930      19,932      21,015      21,440      21,015      23,608
  Money Market Savings                             100,719      98,829      86,119      93,621      81,345      93,621      80,054
  CDs Less than $100,000                           116,004     119,400     121,409     121,592     119,975     121,592     110,040
  CDs Greater than $100,000                        117,465     127,913     133,550     134,254     100,038     134,254      85,717
  Other Time                                        12,308      12,224      11,423      11,142      11,510      11,142      10,478
Total Borrowings                                   102,342     101,268      85,965      76,762      82,371      76,762      97,378
  Federal Funds Purchased                           13,000           -           -           -         125           -      17,000
  Securities Sold Under Repurchase Agreement        59,841      69,574      51,742      40,519      44,865      40,519      41,761
  FHLB Advances                                     24,498      29,780      31,780      33,781      36,833      33,781      38,029
  Loans Sold Under Repurchase Agreement              5,003       1,914       2,443       2,462         548       2,462         588
Interest Payable and Other Liabilities               7,916      10,348       7,885       9,603       6,535       9,603       5,674
      Total Liabilities                            676,365     705,472     660,571     662,546     628,729     662,546     586,586
Shareholders Equity                                 52,685      51,984      51,364      50,514      49,839      50,514      47,384
      Total Liabilities and Shareholders'
       Equity                                    $ 729,050   $ 757,456   $ 711,935   $ 713,060   $ 678,568   $ 713,060   $ 633,970

Book Value Per Share                             $    8.08   $    7.86   $    7.77   $    7.64   $    7.55   $    7.64   $    7.18
End of period shares issued and outstanding      6,545,342   6,639,842   6,639,842   6,639,842   6,639,842   6,639,842   6,638,621
Less: Unearned ESOP shares                          26,125      28,050      29,975      31,900      35,001      31,900      39,344
End of Period Shares Used to Calculate Book
 Value                                           6,519,217   6,611,792   6,609,867   6,607,942   6,604,842   6,607,942   6,599,277

* period end numbers

                      Monroe Bancorp Reports Third Quarter Earnings, Page 5 of 6

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                      QUARTERS ENDED                              YEARS ENDED
                                                 ---------------------------------------------------------   ---------------------
               INCOME STATEMENT                  SEPT 2006   JUN 2006    MAR 2006    DEC 2005    SEPT 2005   DEC 2005    DEC 2004
----------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Interest Income                                  $  11,590   $  10,956   $  10,175   $   9,659   $   9,046   $  34,879   $  28,732
Interest Expense                                     5,796       5,273       4,744       4,367       3,716      14,055       8,868
Net Interest Income                                  5,794       5,683       5,431       5,292       5,330      20,824      19,864
Loan Loss Provision                                    300         300         300         240         240       1,140       1,320
Total Noninterest Income                             2,497       2,371       2,249       2,215       2,528       9,258       8,302
     Service Charges on Deposit Accounts               901         980         866         936         914       3,538       2,970
     Trust Fees                                        435         404         409         387         396       1,545       1,376
     Commission Income                                 182         214         202         147         241         900         932
     Gain on Sale of Loans                             332         297         184         215         445       1,235       1,050
     Realized Gains (Losses) on Securities              60           8          44           1          (5)         95         211
     Unrealized Gains (Losses) on Trading
      Securities Associated with Directors'
      Deferred Comp Plan                                65         (43)         29           3          66          74         221
     Other Operating Income                            522         511         515         526         471       1,871       1,542
Total Noninterest Expense                            5,011       4,952       4,822       4,546       4,716      18,054      16,921
     Salaries & Wages                                2,072       2,010       1,941       1,902       1,923       7,329       6,859
     Commissions, Options & Incentive
      Compensation                                     467         471         438         366         582       1,883       1,580
     Employee Benefits                                 456         560         448         411         375       1,566       1,685
     Premises & Equipment                              786         782         777         711         661       2,654       2,474
     Advertising                                       184         204         219         174         176         653         598
      Legal Fees                                       102          40          87          56         107         526         506
     Appreciation (Depreciation) in Directors'
      Deferred Compensation Plan                        85         (15)         96          61          91         187         259
     Other Operating Expenses                          859         900         816         865         801       3,256       2,960
Income Before Income Tax                             2,980       2,802       2,558       2,721       2,902      10,888       9,925
Income Tax Expense                                     927         861         785         901         994       3,665       3,220
Net Income After Tax & Before Extraordinary
 Items                                               2,053       1,941       1,773       1,820       1,908       7,223       6,705
Extraordinary Items                                      -           -           -           -           -           -           -
Net Income                                       $   2,053   $   1,941   $   1,773   $   1,820   $   1,908   $   7,223   $   6,705

Basic Earnings Per Share                         $    0.31   $    0.29   $    0.27   $    0.28   $    0.29   $    1.09   $    1.01
Diluted Earnings Per Share                            0.31        0.29        0.27        0.27        0.29        1.09        1.01

                      Monroe Bancorp Reports Third Quarter Earnings, Page 6 of 6

MONROE BANCORP (MROE)
Financial Summary
(dollar amounts in thousands except per share data)

                                                                      QUARTERS ENDED                              YEARS ENDED
                                                 ---------------------------------------------------------   ---------------------
                ASSET QUALITY                    SEPT 2006   JUN 2006    MAR 2006    DEC 2005    SEPT 2005   DEC 2005    DEC 2004
----------------------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net Charge-Offs (Recoveries)                     $      22   $     159   $     210   $     178   $     325   $     749   $   1,145
OREO Expenses (Gains)                                    5           7           7          19          27          89          70
  Total Credit Charges                           $      27   $     166   $     217   $     197   $     352   $     838   $   1,215

Nonperforming Loans                              $   2,068   $   1,337   $   1,610   $   1,933   $   2,345   $   1,933   $   3,674
OREO                                                     -           -           -           -         109           -         350
  Nonperforming Assets                               2,068       1,337       1,610       1,933       2,454       1,933       4,024
90 Day Past Due Loans net of Nonperforming
 Loans                                                 727           9          10          99         150          99          29
  Nonperforming Assets + 90 day PD/Assets        $   2,795   $   1,346   $   1,620   $   2,032   $   2,604   $   2,032   $   4,053


       RATIO ANALYSIS - CREDIT QUALITY*
----------------------------------------------
NCO/Loans                                             0.02%       0.11%       0.16%       0.14%       0.25%       0.14%       0.24%
Credit Charges/Loans & OREO                           0.02%       0.12%       0.16%       0.15%       0.28%       0.16%       0.25%
Nonperforming Loans/Loans                             0.37%       0.24%       0.30%       0.37%       0.46%       0.37%       0.77%
Nonperforming Assets/Loans &OREO                      0.37%       0.24%       0.30%       0.37%       0.48%       0.37%       0.84%
Nonperforming Assets/Assets                           0.28%       0.18%       0.23%       0.27%       0.36%       0.27%       0.63%
Nonperforming Assets+ 90 day PD/Assets                0.38%       0.18%       0.23%       0.28%       0.38%       0.28%       0.64%
Reserve/Nonperforming Loans                         294.73%     435.08%     352.48%     288.93%     235.52%     288.93%     141.37%
Reserve/Total Loans                                   1.10%       1.04%       1.05%       1.06%       1.08%       1.06%       1.09%
Equity & Reserves/Nonperforming Assets             2842.36%    4323.19%    3542.80%    2902.17%    2255.99%    2902.17%    1306.61%
OREO/Nonperforming Assets                             0.00%       0.00%       0.00%       0.00%       4.44%       0.00%       8.70%

     RATIO ANALYSIS - CAPITAL ADEQUACY *
----------------------------------------------
Equity/Assets                                         7.23%       6.86%       7.21%       7.08%       7.34%       7.08%       7.47%
Equity/Loans                                          9.48%       9.29%       9.51%       9.61%       9.74%       9.61%       9.93%

        RATIO ANALYSIS - PROFITABILITY
----------------------------------------------
Return on Average Assets                              1.11%       1.07%       1.01%       1.04%       1.13%       1.09%       1.10%
Return on Average Equity                             15.62%      15.04%      14.05%      15.02%      15.24%      14.93%      14.44%
Net Interest Margin (tax-equivalent) (1)              3.50%       3.51%       3.47%       3.37%       3.50%       3.48%       3.62%

*    Based on period end numbers

(1) Interest income on tax-exempt securities has been adjusted to a tax equivalent basis using a marginal income tax rate of 40%.